Exhibit 99.1

Stockholders of Blue Ridge Mountain Resources, Inc. Approve Combination with Eclipse Resources Corporation

Combination Now Approved by Boards of Directors and Stockholders of Each Company

STATE COLLEGE, Pennsylvania and IRVING, Texas – February 11, 2019 – (BUSINESS WIRE) – Eclipse Resources Corporation (NYSE:ECR) (the “Company” or “Eclipse Resources”) and Blue Ridge Mountain Resources, Inc. (OTCPK: BRMR) (“Blue Ridge”) today announced that the stockholders of Blue Ridge, through the delivery of written consents, have adopted the definitive merger agreement under which Eclipse Resources and Blue Ridge will combine in an all-stock transaction (the “Transaction”) and approved the merger and the other transactions contemplated by the definitive merger agreement. The Transaction has now been approved by the boards of directors and stockholders of each company. Because Blue Ridge has received stockholder written consents sufficient to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, all stockholder written consents received by Blue Ridge have become irrevocable.

Additionally, Blue Ridge has received requests from holders of the requisite percentage of outstanding Blue Ridge common stock to cause the Transaction to be a “drag transaction” for purposes of the Blue Ridge stockholders agreement. As a result, Blue Ridge’s stockholders will be required to take or refrain from taking certain actions, in each case, in furtherance of the completion of the Transaction.

As previously disclosed, Blue Ridge stockholders will receive consideration consisting of 4.4259 shares of Eclipse Resources common stock for each share of Blue Ridge common stock, before adjustment for a 15-to-1 reverse stock split of Eclipse Resources common stock to be effected concurrently with closing of the Transaction. Upon completion of the merger, Eclipse Resources will change its name to Montage Resources Corporation, and thereafter the Eclipse Resources common stock will trade on the New York Stock Exchange under the symbol “MR”.

The closing of the Transaction remains subject to customary closing conditions. Eclipse Resources and Blue Ridge expect that the Transaction will be completed during the last week of February 2019.

About Eclipse Resources Corporation

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

About Blue Ridge Mountain Resources, Inc.

Blue Ridge is an Irving, Texas based independent exploration and production company engaged in the acquisition, development, and production of natural gas and natural gas liquids. Blue Ridge is active in two of the most prolific unconventional shale resource plays in North America, the Marcellus and Utica Shales.

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Transaction”) between Eclipse Resources and Blue Ridge. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange, or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the Transaction, Eclipse Resources filed with the SEC on January 7, 2019 an amendment to the registration statement on Form S-4 (File No. 333-227815) that was originally filed on October 12, 2018 that includes a preliminary consent solicitation statement of Blue Ridge and a preliminary information statement of Eclipse Resources and that also constitutes a preliminary prospectus of Eclipse Resources. The registration statement became effective on January 27, 2019, and Eclipse Resources and Blue Ridge commenced mailing of the definitive consent solicitation statement/information statement/prospectus on or about January 28, 2019. Eclipse Resources has filed the definitive consent solicitation statement/information statement/prospectus and will also file other documents with the SEC regarding the Transaction. This document is not a substitute for the registration statement and definitive consent solicitation statement/information statement/prospectus filed with the SEC, including any amendments or supplements thereto, or any other documents that Eclipse Resources may file with the SEC or that Eclipse Resources or Blue Ridge may send to stockholders of Eclipse Resources or Blue Ridge in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF ECLIPSE RESOURCES AND BLUE RIDGE ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE CONSENT SOLICITATION STATEMENT/INFORMATION STATEMENT/PROSPECTUS, AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders are able to obtain free copies of the registration statement and the definitive consent solicitation statement/information statement/prospectus and all other documents filed or that will be filed with the SEC by Eclipse Resources through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Eclipse Resources will be made available free of charge on Eclipse Resources’ website at www.eclipseresources.com or by contacting Eclipse Resources’ Investor Relations Department by phone at 814-325-2059.

Participants in Solicitation

Eclipse Resources, Blue Ridge, and certain of their respective directors, executive officers, and members of management and employees may be deemed to be participants in the solicitation of consents from the holders of Blue Ridge’s common stock in respect to the Transaction.

Information regarding Eclipse Resources’ directors and executive officers is contained in Eclipse Resources’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Information regarding Blue Ridge’s directors and executive officers is contained in the definitive consent solicitation statement/information statement/prospectus and other relevant materials filed with the SEC. You can obtain a free copy of these documents at the SEC’s website at www.sec.gov or by accessing Eclipse Resources’ website at www.eclipseresources.com.

Investors may obtain additional information regarding the interests of those persons who may be deemed participants in the Transaction by reading the definitive consent solicitation statement/information statement/prospectus and other relevant documents filed with the SEC regarding the Transaction when they become available. You may obtain free copies of these documents as described above.

Forward-Looking Statements

This joint press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this joint press release, regarding, among other things, strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans, and objectives of management are forward-looking statements. When used in this joint press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ and Blue Ridge’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in the definitive consent solicitation statement/information statement/prospectus and under Item 1A. Risk Factors in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 2, 2018 (the “2017 Annual Report”) and in Eclipse Resources’ Quarterly Reports on Form 10-Q.

With respect to the proposed Transaction and other matters described herein, forward-looking statements may include, but are not limited to, statements regarding the expected timing and likelihood of the completion of the Transaction; the timing, receipt, and anticipated terms and conditions of any required governmental and regulatory approvals for the Transaction; the ability to complete the Transaction considering the various closing conditions; pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, cost savings, opportunities, and anticipated future performance; the benefits of the Transaction and its impact on the combined company’s business, operations, assets, results of operations, liquidity, and financial position; and any statements of assumptions underlying any of the foregoing. In addition, forward-looking statements may include statements about business strategy; reserves and potential resources; general economic conditions; financial strategy, liquidity and capital required for developing properties and timing related thereto; realized natural gas, natural gas liquids, and oil prices; timing and amount of future production of natural gas, natural gas liquids, and oil; hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, natural gas liquids, and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation, and other midstream services; the costs, terms, and availability of downstream transportation services; general economic conditions; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations, and intentions contained in this joint press release that are not historical, including, without limitation, any guidance set forth herein.

Eclipse Resources and Blue Ridge caution you that the forward-looking statements pertaining to the proposed Transaction described herein are subject to risks and uncertainties related to the benefits from, or completion of, the proposed Transaction, including, without limitation, failure to satisfy any of the conditions precedent to the proposed Transaction, disruption of management time from ongoing business operations due to the Transaction, adverse effects on the market price of the common stock of Eclipse Resources or Blue Ridge and on either company’s operating results because of a failure to complete the proposed Transaction or because of any announcements related to the Transaction, adverse effects on the ability of Eclipse Resources and Blue Ridge to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, failure to realize the expected benefits of the proposed Transaction, negative effects of announcement or consummation of the proposed Transaction on the market price of the common stock of Eclipse Resources or Blue Ridge, and significant transaction costs, unknown liabilities and/or unanticipated expenses such as litigation expenses. In addition, if and when the proposed Transaction is consummated, there will be risks and uncertainties related to the combined company’s ability to successfully integrate the operations of Eclipse Resources and Blue Ridge, including the risk that the combined company may not operate as effectively and efficiently as expected, may be unable to achieve synergies or may take longer than expected to achieve synergies. In addition, all forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Eclipse Resources and Blue Ridge, incident to the exploration for and development, production, gathering, and sale of natural gas, natural gas liquids, and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, natural gas liquids, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, natural gas liquids, and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described in the definitive consent solicitation statement/information statement/prospectus and under Item 1A. Risk Factors in the 2017 Annual Report and in Eclipse Resources’ Quarterly Reports on Form 10-Q.

All forward-looking statements, expressed or implied, included in this joint press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Eclipse Resources or Blue Ridge believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources, Blue Ridge, or persons acting on their behalf may issue. Except as otherwise required by applicable law, Eclipse Resources and Blue Ridge disclaim any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this joint press release. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Eclipse Resources Contact:

Eclipse Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@eclipseresources.com

Blue Ridge Contact:

Blue Ridge Mountain Resources, Inc.

Michael Hodges, Senior Vice President of Finance

469-293-2187

ir@brmresources.com